EXHIBIT 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 33-11920, 33-15793, 33-17614, 33-21984, 33-23058, 33-25634, 33-31319, 33-45847,
33-69230, 33-55347, 33-46292, 33-59567, 333-11703 and 333-11703-01) and to the
incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-80978, 33-4042, 33-27203, 33-29498, 33-46968, 33-51691, 333-08005 and
333-27313) of Triton Energy Limited of our report dated February 5, 1998 appearing on page F-2 of this Form 10-K.





Price  Waterhouse  LLP
Dallas,  Texas
March    31,  1998